                                                                     EXHIBIT 3.3
             FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
          JUL 14 1999
         No. C10914-99
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                               ARTICLES OF MERGER

                                       OF

                         ADVANCED MEDICAL SCIENCES, INC.

                                       AND

                          AMERICA'S SHOPPING MALL, INC.


To the Secretary of State
State of Nevada


     Pursuant to the provisions of Chapter 92A, Nevada Revised Statutes, the foreign corporation and the domestic corporation herein named do hereby adopt the following Articles of Merger.

     1. Annexed hereto and made a part hereof is the Amended and Restated Plan of Merger dated as of June 24, 1999 (the "Plan") for merging Advanced Medical
Sciences, Inc., a business corporation organized under the laws of the Commonwealth of Virginia, with and into America's Shopping Mall, Inc., a business corporation organized under the laws of the State of Nevada. The Amended and Restated Plan of Merger has been adopted by the Board of Directors of Advanced Medical Sciences, Inc. and by the Board of Directors of America's Shopping Mall, Inc. and supercedes the Plan and Articles of Merger dated May 10, 1999 in its entirety.

     2. The merger of Advanced Medical Sciences, Inc. with and into America's Shopping Mall, Inc. is permitted by the laws of the Commonwealth of Virginia, the jurisdiction of organization of Advanced Medical Sciences, Inc., and has been authorized in compliance with such laws, pursuant to which Advanced Medical Sciences, Inc. is governed.

     3. The Plan was submitted to the stockholders of Advanced Medical Sciences, Inc. in accordance with and pursuant to the provisions of the laws of the Commonwealth of Virginia. The Board of Directors did not condition the submission on any basis.

     4. The authorized capital stock of Advanced Medical Sciences, Inc. consists of 105,000,000 shares of common stock, par value $.005 per share, of which 41,427,200 shares are outstanding. Each holder of common stock is entitled to cast one vote for each share held for or against the Plan.

     The total number of votes cast for the Plan by the holders of common stock is 28,550,000, and the total number of shares cast against the Plan is 0.

     The number of votes cast for the Plan by the holders of common stock was in excess of two-thirds of the number of shares entitled to vote and therefore was sufficient for approval by that voting group.

     5. The Plan was approved by the unanimous written consent of the holders of the outstanding shares of common stock and the Series A Senior Convertible Preferred Stock of America's Shopping Mall, Inc. and adopted by its Board of Directors pursuant to the provisions of Chapter 92A, Nevada Revised Statutes.

     6. When the merger herein provided for becomes effective, the Articles of Incorporation of America's Shopping Mall, Inc. are amended pursuant to the annexed Plan as follows:

          (A) Each of Article IV (relating to preemptive rights of shareholders), Article VII (relating to indemnification) and Article VIII (relating to transactions between the corporation and its directors) of the Articles of Incorporation shall be deleted in its entirety, it being the intention of the parties that the matters covered by the deleted articles shall, at and after the Effective Time, be governed by the applicable provisions of the Nevada Revised Statutes;

          (B) Articles V, VI, IX, X and XI of the Articles of Incorporation shall be renumbered Articles IV, V, VI, VII and VIII, respectively; and

          (C) Article IV of the Articles of Incorporation (formerly Article V) shall be deleted in its entirety and the following new Article IV shall be substituted in its place:

                                     "ARTICLE IV

               The purposes for which the corporation is organized are:

               To engage in a specialty advertising business and a retail catalogue business; and in connection therewith to purchase and otherwise acquire, hold for sale, advertise for sale by catalogues or other means, and sell and otherwise dispose of by means of mail orders, telephone orders, or otherwise, goods of every type and description, and in general to do all lawful things necessary or convenient for the conduct of such a business; and

               To engage in any lawful act or activity for which a corporation may be organized pursuant to the General Corporation Law of the State of Nevada, except that the corporation is not organized to engage in any act or activity requiring the consent or approval of any official, department, board, agency or other body of the State of Nevada without such consent or approval first being obtained."

Said Articles of Incorporation as amended by the Plan shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

     7. The Merger shall become effective in the State of Nevada at the time that both (i) a Certificate of Merger of Advanced Medical Sciences, Inc. into America's Shopping Mall, Inc. shall have been issued by the State Corporation Commission of the Commonwealth of Virginia, and (ii) Articles of Merger of Advanced Medical Sciences, Inc. into America's Shopping Mall, Inc. shall have been filed with the Secretary of State of the State of Nevada.

                            [Signature Pages Follow]

Signed on July 12, 1999

                                       ADVANCED MEDICAL SCIENCES, INC.


                                       By: /s/ Irwin Schneidmill
                                          ----------------------------
                                          Irwin Schneidmill
                                          President


                                       By: /s/ Robert Trause
                                          ----------------------------
                                          Robert Trause
                                          Secretary




                                       AMERICA'S SHOPPING MALL, INC.


                                       By: /s/ Irwin Schneidmill
                                          ---------------------------
                                          Irwin Schneidmill
                                          President


                                       By: /s/ Robert Trause
                                          ---------------------------
                                          Robert Trause
                                          Secretary

STATE OF NEW YORK  )
                   )SS.:
COUNTY OF ROCKLAND )


On July 13, 1999, personally appeared before me, a Notary Public in and for the State and County aforesaid, Irwin Schneidmill, to me known, who, being by me duly sworn, did depose and say that he is President of Advanced Medical Sciences, Inc., one of the corporations described in and which executed the foregoing instrument and in the said capacity, by order of the Board of
Directors  of  said   corporation,   acknowledged  that  he  executed  the  said
instrument.


 /s/ William J. Corbett
-------------------------------
Notary Public

      WILLIAM J. CORBETT
Notary Public, State of New York
          No. 4938089
   Qualified in Orange County
Commission Expires July 25, 2000



STATE OF NEW YORK  )
                   )SS.:
COUNTY OF ROCKLAND )


On July 13, 1999, personally appeared before me, a Notary Public in and for the State and County aforesaid, Irwin Schneidmill, to me known, who, being by me duly sworn, did depose and say that he is President of America's Shopping Mall, Inc., one of the corporations described in and which executed the foregoing instrument and in the said capacity, by order of the Board of Directors of said corporation, acknowledged that he executed the said instrument.



 /s/ William J. Corbett
-------------------------------
Notary Public

      WILLIAM J. CORBETT
Notary Public, State of New York
          No. 4938089
   Qualified in Orange County
Commission Expires July 25, 2000

                       AMENDED AND RESTATED PLAN OF MERGER


     THIS AMENDED AND RESTATED PLAN OF MERGER, dated as of June 24, 1999, is by and between ADVANCED MEDICAL SCIENCES, INC., a corporation organized under the laws of the Commonwealth of Virginia ("AMS") with its principal place of business at 382 Route 59, #310, Monsey, New York 10952, and AMERICA'S SHOPPING MALL, INC., a corporation organized under the laws of the State of Nevada (the "Company") with its principal place of business at 382 Route 59, #310, Monsey, New York 10952.

                                    RECITALS:

     On May 10, 1999, the Boards of Directors of AMS and the Company each determined that it is in the best interests of their respective shareholders for AMS to merge with and into the Company and adopted a Plan and Articles of Merger (the "Original Plan") providing for the merger of AMS with and into the Company upon the terms and subject to the conditions set forth therein.

     On June 24, 1999, the Board of Directors of AMS and the Company adopted this Amended and Restated Plan of Merger to amend in certain respects and restate in its entirety the Original Plan.

     In consideration of the premises and the mutual agreements set forth herein, AMS and the Company agree as follows:

     1. Merger. At the Effective Time (as defined below), AMS shall be merged with and into the Company in accordance with the provisions of Article 12 of the Virginia Stock Corporation Act and Chapter 92A of the Nevada Revised Statutes (the "Merger"). The separate corporate existence of AMS shall cease at the Effective Time, and the Company, as the surviving entity (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Nevada under its present name. The Merger shall have the effect set forth in ss. 92A.250 of the Nevada Revised Statutes. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Plan.

     2. Effective Time. The Merger shall become  effective at the time that both
(i) a Certificate of Merger of AMS into the Company shall have been issued by the State Corporation Commission of the Commonwealth of Virginia, and (ii) Articles of Merger of AMS into the Company shall have been filed with the Secretary of State of the State of Nevada (the "Effective Time").

     3. Articles of Incorporation. The Articles of Incorporation of the Company as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that:

          (A) Each of Article IV (relating to preemptive rights of shareholders), Article VII (relating to indemnification) and Article VIII (relating to transactions between the corporation and its directors) of the Articles of Incorporation shall be deleted in its entirety, it being the intention of the parties that the matters covered by the deleted articles shall, at and after the Effective Time, be governed by the applicable provisions of the Nevada Revised Statutes;

          (B) Articles V, VI, IX, X and XI of the Articles of Incorporation shall be renumbered Articles IV, V, VI, VII and VIII, respectively; and

          (C) Article IV of the Articles of Incorporation (formerly Article V) shall be deleted in its entirety and the following new Article IV shall be substituted in its place:

                                   "ARTICLE IV

               The purposes for which the corporation is organized are:

               To engage in a specialty advertising business and a retail catalogue business; and in connection therewith to purchase and otherwise acquire, hold for sale, advertise for sale by catalogues or other means, and sell and otherwise dispose of by means of mail orders, telephone orders, or otherwise, goods of every type and description, and in general to do all lawful things necessary or convenient for the conduct of such a business; and

               To engage in any lawful act or activity for which a corporation may be organized pursuant to the General Corporation Law of the State of Nevada, except that the corporation is not organized to engage in any act or activity requiring the consent or approval of any official, department, board, agency or other body of the State of Nevada without such consent or approval first being obtained."

Said Articles of Incorporation as amended by this Plan shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

     4. By-Laws. The by-laws of the Company as in effect at the Effective Time shall be the by-laws of the Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

     5. Directors. The directors of the Company at the Effective Time shall, at and after the Effective Time, be the directors of the Surviving Corporation and shall hold their offices until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and by-laws and the applicable provisions of the Nevada Revised Statutes.

     6. Officers. The officers of the Company at the Effective Time shall, at and after the Effective Time, be the officers of the Surviving Corporation and shall hold their offices until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and by-laws and the applicable provisions of the Nevada Revised Statutes.

     7. Conversion of Shares in the Merger.

     (a) At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of AMS, the Company or any shareholder thereof:

          (i) Subject to Paragraph 7(b) below, each share of common stock, $.005 par value, of AMS issued and outstanding immediately prior to the Effective Time shall be converted into one-thirtieth (1/30) of a share of common stock, $.001 par value, of the Surviving Corporation (the "Common Stock");

          (ii) Each share of common stock, $.001 par value, of the Company issued and outstanding immediately prior to the Effective Time shall be and remain one (1) share of Common Stock; and

          (iii) Each share of Series A Senior Convertible Preferred Stock, $.001 par value, of the Company issued and outstanding immediately prior to the Effective Time shall be and remain one (1) share of Series A Senior Convertible Preferred Stock, $.001 par value, of the Surviving Corporation.

     (b) No fractional shares of Common Stock shall be created or issued as a result of the Merger. If any holder of common stock of AMS would be entitled to receive a fraction of a share of Common Stock as a result of the conversion of his shares pursuant to Paragraph 7(a)(i), the aggregate number of shares of common stock of AMS represented by all certificates registered in the name of such holder shall instead be converted by dividing such number by 30 and rounding the quotient up to the next larger whole number.

     (c) All shares of common stock of AMS shall, upon conversion into shares of Common Stock, cease to be outstanding and shall automatically be cancelled and retired, and each holder of a certificate previously evidencing shares of AMS common stock shall thereafter cease to have any rights with respect to such shares, except the right to receive for each of his shares, upon surrender of his certificate to the Surviving Corporation, a certificate representing that number of shares of Common Stock into which his shares of AMS were converted pursuant to this Paragraph 7.

     (d) Each share of common stock of the Company held by AMS immediately prior to the Effective Time shall be cancelled and extinguished without conversion and shall cease to exist.

     8. Conditions to Effectiveness. This Plan and the Merger shall not become effective until this Plan and the Merger contemplated hereby shall have been duly approved:

          (i) by the affirmative vote of holders of two-thirds of the outstanding shares of common stock of AMS at a meeting duly called and held for such purpose in accordance with the Articles of Incorporation of AMS and applicable provisions of the Virginia Stock Corporation Act; and

          (ii) by the affirmative vote of holders of a majority of the outstanding shares of common stock of the Company, voting separately as a class, and by the holders of a majority of the shares of Series A Senior Convertible Preferred Stock of the Company, voting separately as a class, or by the unanimous written consent of such holders, in accordance with the Articles of Incorporation of the Company and applicable provisions of the Nevada Revised Statutes.

     9. Articles of Merger. Subject to approval of this Plan in accordance with Paragraph 8, AMS and the Company shall promptly prepare, or cause to be prepared, and execute Articles of Merger in the prescribed forms, and shall promptly file the same with the State Corporation Commission of the Commonwealth of Virginia and the Secretary of State of the State of Nevada, and shall do or cause to be done all other acts and things necessary to effectuate the Merger.

     10. Authority of Officers. The proper officers of AMS and the Company, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan or the Merger herein provided for.

     IN WITNESS WHEREOF, this Amended and Restated Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.


                                             ADVANCED MEDICAL SCIENCES, INC.


                                             By: /s/ Irwin Schneidmill
                                                 ---------------------------
                                                 Irwin Schneidmill
                                                 President




                                             AMERICA'S SHOPPING MALL, INC.


                                             By: /s/ Irwin Schneidmill
                                                 -------------------------
                                                 Irwin Schneidmill
                                                 President